                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

                               (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           North Star Universal, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     (3) Filing Party:


        ------------------------------------------------------------------------
     (4) Date Filed:


        ------------------------------------------------------------------------

                            [North Star Letterhead]

                                                                     May 9, 1994

Dear Shareholder:

    You are cordially invited to attend the 1994 Annual Meeting of Shareholders of North Star Universal, Inc. (the "Company") to be held at the Sheraton Park Place, 5555 Wayzata Boulevard, Minneapolis, Minnesota, on Tuesday, June 14, 1994, at 4:00 p.m., local time.

    The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Following the formal business portion of the meeting there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions.

    The items requiring shareholder approval are:

    1. Election of a Board of Directors for the ensuing year and until their successors are elected and qualified; and

    2. such other business as may properly come before the meeting or any adjournment thereof.

    We recommend that you vote FOR the slate of Directors that is set forth in the accompanying Proxy Statement.

    Whether or not you can attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. This action will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to vote in person if you wish to attend the Annual Meeting and vote personally.

                                          Sincerely,

                                          /s/ Jeffrey J. Michael
                                          Jeffrey J. Michael
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           NORTH STAR UNIVERSAL, INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 14, 1994
                            ------------------------

TO THE SHAREHOLDERS:

    Notice is hereby given that the Annual Meeting of Shareholders of North Star Universal, Inc., a Minnesota corporation (the "Company"), will be held at the Sheraton Park Place, 5555 Wayzata Boulevard, Minneapolis, Minnesota, at 4:00 p.m., local time, on Tuesday, June 14, 1994.

    This meeting is being held for the following purposes:

    1. To elect six persons to serve as directors until the next annual election of directors and until their successors are duly elected and qualified; and

    2.  To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on April 29, 1994, will be entitled to notice of and to vote at the meeting. Whether or not you plan to be present at the meeting, please sign and return the accompanying form of proxy in the enclosed postage prepaid envelope at your earliest convenience.

                                          By order of the Board of Directors

                                          /s/ Peter E. Flynn
                                          Peter E. Flynn
                                          EXECUTIVE VICE PRESIDENT,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

Minneapolis, Minnesota
May 9, 1994

                           NORTH STAR UNIVERSAL, INC.
                                ----------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 14, 1994

    This Proxy Statement is furnished to shareholders of North Star Universal, Inc. (the "Company"), 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416-1370, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders to be held at the Sheraton Park Place, 5555 Wayzata Boulevard, Minneapolis, Minnesota, at 4:00 p.m., local time on Tuesday, June 14, 1994 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about May 9, 1994.

    The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. Proxies may also be solicited personally or by telephone by Directors, officers and regular employees of the Company who will receive no additional compensation.

    Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted (i) for the election of the nominees for Directors named in this Proxy Statement and (ii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the meeting. Shares voted as abstentions on any matter (or a "withhold vote for" as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. The Company has retained Norwest Bank Minnesota, National Association to tabulate and report on the votes cast by shareholders.

    A shareholder giving a proxy may revoke it at any time prior to the voting of the proxy by filing with any officer of the Company a written notice of revocation or another proxy bearing a later date. Any written notice of revocation or subsequently dated proxy should be mailed or delivered to Peter E. Flynn, Executive Vice President, Chief Financial Officer and Secretary, North Star Universal, Inc., 610 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416-1370.

    The close of business on April 29, 1994 was fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date the Company had outstanding 9,438,000 shares of common stock, $.25 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters to come before the meeting. There is no cumulative voting.

    A COPY OF THE COMPANY'S 1993 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY WILL ALSO PROVIDE UPON REQUEST A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH REQUEST SHOULD BE MADE TO THE SECRETARY OF THE COMPANY AT THE ADDRESS SHOWN ABOVE.

                             ELECTION OF DIRECTORS

    The Board of Directors has recommended that the number of Directors to be elected for the coming year be set at six. The Board of Directors recommends that shareholders elect the nominees named below as Directors of the Company for the ensuing year and until their successors are elected and qualified.

Unless otherwise indicated thereon, the persons named in the enclosed form of proxy intend to vote FOR the election of the six nominees listed below. The affirmative vote of a majority of the shares of the Company's Common Stock present (or represented by proxy) and entitled to vote at the 1994 Annual Meeting is required to elect each of the nominees as Directors for the ensuing year or until their successors are elected and have qualified. With the exception of Mr. Braun, all of the nominees are members of the present Board of Directors. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office.

NOMINEES

    The following table sets forth certain information regarding the nominees for election as Directors, including the amount and percentage of outstanding shares of Common Stock beneficially owned by such persons as of March 31, 1994.

                                                                               FIRST        SHARES OF
                                                                             BECAME A     COMMON STOCK
                                                                            DIRECTOR OF   BENEFICIALLY    PERCENT OF
NAME                                BIOGRAPHICAL INFORMATION                THE COMPANY       OWNED          CLASS
- - ---------------------  ---------------------------------------------------  -----------  ---------------  -----------
Miles E. Efron         Chairman of the Board since July 1991 and a senior         1968        445,000(2)       4.52%
Age 67                  advisor to the Company. Mr. Efron was President
                        and Chief Executive Officer from October 1988 to
                        December 31, 1990 and was Senior Vice President of
                        the Company from 1985 until October of 1988. Mr.
                        Efron also is a director of Michael Foods, Inc.
                        ("Michael Foods") and Employee Benefit Plans, Inc.
James H. Michael       Chairman of the Board until July 1991. Mr. Michael         1968      3,099,400(1)      32.84%
Age 73                  is Chairman of the Board of Michael Foods, and is
                        the father of Jeffrey J. Michael, the Company's
                        President and Chief Executive Officer.
Jeffrey J. Michael     President and Chief Executive Officer since                1987      2,597,700(1)      27.52%
Age 37                  December 1990. Mr. Michael served as Vice
                        President-Finance from April 1989 to December 1990
                        and as Vice President-Treasurer from August 1987
                        to April 1989. Prior to August 1987, Mr. Michael
                        was employed by the Company in various capacities.
                        Jeffrey J. Michael is the son of James H. Michael.
                        Mr. Michael is also a director of Michael Foods
                        and CorVel Corporation ("CorVel", formerly FORTIS
                        Corporation).
Fred E. Stout          Mr. Stout is the retired President and Chief               1988         12,750(2)       0.13%
Age 73                  Executive Officer of Superior Water, Light and
                        Power Company and is a director of M&I First
                        National Bank. Mr. Stout also served as a director
                        of the Company from 1984 to 1986.

                                                                               FIRST        SHARES OF
                                                                             BECAME A     COMMON STOCK
                                                                            DIRECTOR OF   BENEFICIALLY    PERCENT OF
NAME                                BIOGRAPHICAL INFORMATION                THE COMPANY       OWNED          CLASS
- - ---------------------  ---------------------------------------------------  -----------  ---------------  -----------
Peter E. Flynn         Executive Vice President, Chief Financial Officer          1991         84,500(2)       0.89%
Age 34                  and Secretary of the Company since December 1990.
                        In December 1992, he also became the President and
                        Chief Operating Officer of Transition,
                        Engineering, Inc. ("Transition"), an indirect,
                        wholly owned subsidiary of the Company. Mr. Flynn
                        served as Treasurer of the Company from April 1989
                        to December 1990. Prior to joining the Company in
                        1990, Mr. Flynn was an Audit Manager with Arthur
                        Andersen & Co. Mr. Flynn was elected to the Board
                        of Directors in July 1991, and also serves as a
                        director of CorVel.
Richard J. Braun       Mr. Braun is an independent management consultant.       --               None          0.00%
Age 49                  From 1992-1994, Mr. Braun served as Chief
                        Operating Officer and a Director of Employee
                        Benefit Plans, Inc., and from 1989-1991 was
                        Executive Vice President, Chief Operating Officer
                        and a Director of Reich and Tang L.P., a publicly
                        held investment advisor and broker-dealer. From
                        1988-1989, Mr. Braun served as President and Chief
                        Executive Officer of Super Cycle, Inc., a former
                        subsidiary of the Company. Mr. Braun currently
                        serves as a trustee of Household Personal
                        Portfolios, a registered investment company.

- - ------------------------
(1) The 4J2R1C Limited Partnership ("4J2R1C", formerly The Michael Partnership) owns 2,826,494 shares of the Company's Common Stock. Mr. James H. Michael is the managing general partner and a limited partner of 4J2R1C and by reason of his status as the managing general partner is deemed to beneficially own all shares held by 4J2R1C. Mr. James H. Michael exercises sole voting and dispositive power with respect to the shares held by 4J2R1C. Mr. Jeffrey J. Michael is the general partner of 3J2R Limited Partnership ("3J2R"), which owns 2,597,000 shares of the Company's Common Stock. By reason of his status as 3J2R's general partner, Mr. Jeffrey J. Michael is deemed to beneficially own the shares of Common Stock held by 3J2R. Mr. Jeffrey J. Michael exercises sole voting and dispositive power with respect to the shares held by 3J2R.
(2) Shares shown as beneficially owned include, in the case of Mr. Efron, 405,000 shares of Common Stock not outstanding but which may be acquired within 60 days through the exercise of stock options, in the case of Mr. Stout, 7,500 shares not outstanding, but which may be acquired within 60 days through the exercise of stock options, and in the case of Mr. Flynn, 84,500 shares of Common stock not outstanding but which may be acquired within 60 days through the exercise of stock options.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

    During the year ended December 31, 1993, the Board of Directors of the Company held three regular meetings and no special meetings.

    For the year ended December 31, 1993, the members of the Company's Audit Committee were Messrs. Flynn and Stout and Mr. David Z. Johnson. Mr. Johnson is recently deceased and will be replaced on the Audit Committee by Mr. Braun, contingent upon his election to the Board of Directors. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Audit Committee held two meetings during the year ended December 31, 1993.

    For the year ended December 31, 1993, the members of the Company's Executive Committee were Messrs. Michael, Michael and Efron. The Executive Committee reviews and makes recommendations to the Board of Directors regarding certain employee benefit matters. The Executive Committee held one meeting during the year ended December 31, 1993.

    The Company has no nominating committee.

DIRECTOR COMPENSATION

    During 1993, both non-employee and employee Directors of the Company received a monthly retainer of $600 for serving as members of the Company's Board of Directors. Directors incurring travel expenses to attend meetings are reimbursed in full. Members of the Audit Committee each receive an additional $300 for each committee meeting held. The total of all such payments for the year ended December 31, 1993 was $45,000. The Company discontinued the payment of such fees to employee Directors, commencing January 1, 1994.

                             EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    GENERAL. The Executive Committee of the Board of Directors (the "Committee") establishes the specific compensation for each of the Company's named executive officers. The Committee is made up of three members, James H. Michael, Miles E. Efron and Jeffrey J. Michael. With respect to compensation matters concerning Mr. Jeffrey J. Michael, the Company's President and Chief Executive Officer, Mr. Jeffrey J. Michael is excluded from Committee deliberations. After consideration of the Committee recommendations, the full Board of Directors reviews and approves the salaries of each named executive officer. The Committee is responsible for administering all other elements of executive compensation, including annual incentive awards and stock option grants.

    EXECUTIVE COMPENSATION PHILOSOPHY AND GOALS. During 1991 North Star initiated a strategic process to strengthen its balance sheet and focus its management resources on its key holdings. In connection with this process the Company sold several of its smaller businesses and substantially cut corporate overhead. As a result, the Company has only two executive officers, Jeffrey J. Michael, President and Chief Executive Officer, and Peter E. Flynn, Executive Vice President, Chief Financial Officer and Secretary. The Committee believes that the Company's success depends to a significant extent on the continuing efforts and dedication of Messrs. Jeffrey J. Michael and Flynn. The executive compensation arrangements are designed to motivate and reward those executives responsible for attaining the financial and strategic objectives essential to the Company's success and continued growth, while at the same time allowing the Company to retain high-caliber executives. The key components of the Company's compensation program are base salary, cash bonuses and, to a lesser extent, stock option awards.

    BASE SALARIES. While the Committee has not conducted formal independent salary comparisons in determining individual executive compensation, the Committee believes that base salaries should be moderate, yet competitive in relation to salaries commanded by persons in similar positions. The base salary for each named executive officer is reviewed annually and is set on the basis of personal performance, the relative importance of the functions the officer performs, the scope of the officer's ongoing responsibilities and the estimated salary levels in effect at comparable companies for comparable positions. The weight given to each of these factors varies between individuals.

    CASH BONUSES. Annual cash bonuses are designed to reward executives with operating responsibility for personal contributions to the success of the Company and are earned under a structured formula. Individual performance targets are established based on an annual operating budget which is submitted for review and approval by the Chief Executive Officer of the Company after consultation with the Committee. At the end of the calendar year, the Chief Executive Officer evaluates actual financial performance against the individual performance targets. In the case of Mr. Flynn, potential cash bonuses range from 25% to 75% of his annual base salary, beginning when operating profits exceed minimum levels of performance (typically 80% of budget) and increasing incrementally up to the maximum when profits equal or exceed a superior performance target (typically 120% of budget). For 1993, Mr. Flynn was paid a cash bonus of $97,500 for superior achievement of targeted performance criteria. During 1991 and 1992, Mr. Michael received an annual discretionary bonus of $50,000. In 1993 the Committee revised its policy and discontinued payment of discretionary bonuses for officers without direct operating responsibility. Accordingly, Mr. Michael did not receive a cash bonus for 1993.

    STOCK OPTIONS. Incentive stock options are periodically granted to motivate executives to achieve positive long-term financial results, thereby enhancing shareholder value. Due to the limited corporate staff, the Company does not have formal policies or formulas for determining the timing, amount or particular vesting schedules for stock option awards. Furthermore, the Company's stock performance is significantly affected by changes in the value of its equity holdings in Michael Foods and, to a lesser extent, the value of its CorVel holdings. Although North Star has representatives on the boards of directors of both Michael Foods and CorVel, the Company does not have direct management control over the operations of either business. Accordingly, the Committee believes that the Company's stock performance is often not the best indicator of the performance of the Company's management team, and, as a result, has not granted significant options to the Company's executives. Further, because of the substantial beneficial holdings of Mr. Michael's family in the Company's Common Stock, the Committee believes Mr. Michael's interests in stock performance already parallel those of the Company's other shareholders. As a result, the Committee historically has not granted any stock options to Mr. Michael. During 1993, there were no stock options granted to any executive officer.

    1993 EXECUTIVE COMPENSATION. Mr. Jeffrey J. Michael, as Chief Executive Officer of North Star, has overall responsibility for the strategic direction of the Company and for the performance of the Company's wholly owned operating companies. Mr. Michael was elected to his present position in December 1990 and is not a party to an employment agreement. During 1993, Mr. Michael was paid a base salary of $188,200, and, effective January 1, 1994, his base salary was increased to $237,200, constituting a 26% annual increase. In establishing Mr. Michael's current base salary, the Committee took into account that Mr. Michael does not participate in the Company's incentive cash bonus program or the employee stock option plan.

    As described in more detail below, Mr. Flynn entered into a new employment agreement with the Company and Transition effective April 1, 1993, in connection with his assumption of the duties of President of Transition. In this role, Mr. Flynn is responsible for the day-to-day operations and the financial performance of Transition. Additionally, Mr. Flynn has agreed to continue to act as the Chief Financial Officer of North Star. Approximately 84% of Mr. Flynn's base salary is paid by Transition and relates to his work as President of that company. The remainder of his base salary is paid by North Star and relates to his continued responsibilities as Chief Financial Officer of the Company.
Mr. Flynn is also eligible to receive a bonus, payable by Transition. During 1993, Mr. Flynn earned a bonus equal to 75% of his base salary for achieving superior targeted performance criteria at Transition. Effective January 1, 1994, Mr. Flynn's base salary was increased 8.7% to $141,300.

    In the negotiation of Mr. Flynn's employment agreement, the base salary paid and the 1993 bonus formula reflect the Committee's conclusion, based upon the results of negotiations with Mr. Flynn, knowledge of other opportunities possibly available to Mr. Flynn and the continued need for Mr. Flynn's services as an officer of North Star, that this level of compensation was required to retain him in light of his expanded role at the Company and Transition.

    This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          JAMES H. MICHAEL,
                                          MILES E. EFRON
                                          JEFFREY J. MICHAEL
                                          The Members of the Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Jeffrey J. Michael, James H. Michael and Miles E. Efron served on the Executive Committee of the Company for the past fiscal year, which Committee determines compensation levels for the Company's executive officers. Each of Messrs. James H. Michael and Efron was formerly an executive officer of the Company, and James H. Michael has on occasion borrowed funds from the

Company. As of December 31, 1993, Mr. Michael owed the Company approximately $457,872. The maximum amount of such indebtedness, including accrued but unpaid interest, owed to the Company by Mr. Michael during 1993 was approximately $544,500. The currently outstanding indebtedness is evidenced by an unsecured note which provides for quarterly interest payments and an annual principal payment of $50,000. The unsecured note accrues interest at the rate of one percent over the reference rate of First Bank, National Association (7% at December 31, 1993).

    Effective September 1, 1985, the Board of Directors established a formal policy governing future loans to officers. The policy permits unsecured loans to officers of up to $50,000. Loans in excess of $50,000 must be approved in advance by the Board of Directors and must be secured by readily marketable negotiable securities. Loans to officers will bear interest at one percent over the prevailing prime rate of interest and must mature within five years. Interest is to be paid quarterly. In addition to the foregoing, an officer may borrow annually an amount not exceeding 10 percent of annual compensation. These loans are without interest and are payable on termination of employment. Mr. James H. Michael's loans from the Company predate this policy.

    Pursuant to the foregoing policy, the Company made a single loan of $50,000 to Mr. Jeffrey J. Michael in September 1992. The proceeds of this loan were subsequently made available by Mr. Michael to Mr. James H. Michael. Mr. Jeffrey
J. Michael repaid the loan in full, including all accrued interest, in October 1992.

    Although Jeffrey J. Michael, the Company's President and Chief Executive Officer, served on the Company's Executive Committee during 1993, as previously indicated, he did not participate in any decisions regarding his own compensation as an executive officer.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of Jeffrey J. Michael, the Company's President and Chief Executive Officer, and Peter E. Flynn, the Company's only other executive officer, for the fiscal years ended December 31, 1991, 1992 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                          LONG TERM
                                                         COMPENSATION
                                                            AWARDS
                                           ANNUAL        ------------
                                        COMPENSATION      SECURITIES
           NAME AND                   -----------------   UNDERLYING       ALL OTHER
      PRINCIPAL POSITION        YEAR  SALARY(1)  BONUS     OPTIONS     COMPENSATION(2)(3)
- - ------------------------------  ----  --------  -------  ------------  ------------------
Jeffrey J. Michael              1993  $188,200  $     0          0           $4,497
President and Chief Executive   1992  $194,562  $50,000          0           $4,364
 Officer                        1991  $186,200  $50,000          0           $4,237
Peter E. Flynn                  1993  $173,011  $97,500          0           $4,497
Executive Vice President,       1992  $185,400  $65,000     30,000           $4,364
 Chief Financial Officer and    1991  $169,600  $65,000     60,000           $4,237
 Secretary

- - ------------------------
(1) In each of 1993, 1992 and 1991, Messrs. Michael and Flynn earned $7,200, $6,600, and $5,200 and $7,800, $7,200 and $3,600, respectively, in their capacities as Directors of the Company. Such fees are included in each officer's calculation of annual salary amounts.
(2) Represents amounts contributed by the Company for the benefit of each of Messrs. Michael and Flynn pursuant to the Company's 401(k) Plan.
(3) Neither of the named executive officers held or received any awards of restricted shares.

STOCK OPTIONS, AWARDS, EXERCISES AND HOLDINGS

    During 1993, there were no stock options granted to any executive officer.

OPTION EXERCISES AND HOLDINGS

    The following table provides information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                                      OPTIONS AT FY-END              AT FY-END($)
                                              SHARES ACQUIRED     --------------------------  --------------------------
NAME                                            ON EXERCISE       EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- - -----------------------------------------  ---------------------  -----------  -------------  -----------  -------------
Jeffrey J. Michael.......................                0                 0             0             0             0
Peter E. Flynn...........................                0            84,500        50,000     $  19,563     $   5,000

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    Effective December 31, 1990, Mr. Efron's employment agreement with the Company was terminated, and he resigned as President and Chief Executive Officer of the Company. Mr. Efron continues as an employee of the Company, providing advisory and consulting services. Pursuant to an agreement with the Company, he continues to receive annual compensation of $50,000 through December 1996 for his consulting and advisory services to the Company and is eligible to participate in other fringe benefits established by the Company for its executive officers. Mr. Flynn is a party to an employment agreement with the Company and Transition, which terminates December 31, 1997, subject to annual extensions thereafter at the option of the parties. The agreement provides for an annual base salary of $130,000 in connection with Mr. Flynn's duties as President and Chief Operating Officer of Transition, plus annual compensation of $25,000 for services rendered for the benefit of the Company. The agreement entitles Mr. Flynn to participate in other fringe benefits established by the Company for its executive officers. Mr. Flynn is entitled to receive a bonus of 25%, 50% or 75% of his base salary for his duties at Transition if certain "minimum," "budgeted" or "superior" targeted performance criteria are met each year. Such criteria are determined annually by the Company based on budgeted information prepared by Transition. Upon the voluntary termination of his employment with the Company, Mr. Flynn is entitled to receive a single lump sum payment equal to his then current base salary relating to his duties at Transition plus $25,000. If Mr. Flynn dies, he becomes disabled and unable to continue his employment, his employment is terminated by the Company for any reason, or he voluntarily terminates his employment following (i) certain actions by the Company constituting constructive termination or (ii) a change in control of the Company, Mr. Flynn is entitled to receive a single lump sum payment equal to two times his then current base salary relating to his duties at Transition plus $25,000. Also, if Mr. Flynn is terminated by the Company, all of his then outstanding options immediately become vested.

STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five year period ended December 31, 1993, with the cumulative total return on each of the S&P 500 Index, the S&P Food Group Index, the S&P Healthcare Composite Index and the S&P Computer Systems Index. Each of the component S&P indices represent each of the Company's separate lines of business. The comparison assumes $100 was invested on December 31, 1988 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

[PERFORMANCE GRAPH HAS BEEN SUBMITTED UNDER FORM SE]


                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company as of March 31, 1994, by each shareholder who is known by the Company to own beneficially more than 5 percent of the outstanding Common Stock of the Company, and by all officers and Directors of the Company as a group.

            NAME AND ADDRESS              AMOUNT AND NATURE OF    PERCENT
          OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP   OF CLASS
- - ----------------------------------------  --------------------  -----------
James H. Michael                                3,099,400(1)        32.84%
142 North Mississippi River Blvd.
St. Paul, MN 55104
Jeffrey J. Michael                              2,597,700(2)        27.52%
343 St. Louis Avenue
Minneapolis, MN 55416
Wellington Management Company                     553,430            5.86%
75 State Street
Boston, Massachusetts 02109
All officers and directors as a group (6        6,248,850(4)        62.85%
 persons)

- - ------------------------
(1) Includes 2,826,494 shares of Common Stock held by 4J2R1C Limited Partnership, as to which Mr. James H. Michael, as managing general partner, exercises sole voting and dispositive power.

(2) Includes 2,597,000 shares of Common Stock held by 3J2R Limited Partnership as to which Mr. Jeffrey J. Michael, as general partner, exercises sole voting and dispositive power.
(3) According to filings made with the Securities and Exchange Commission, Wellington Management Company ("WMC"), in its capacity as investment advisor, may be deemed to be the beneficial owner of the shares of Common
      Stock, which are owned by numerous investment advisory clients. Also, according to such filings, WMC shares voting power with respect to 283,430 shares and shares dispositive power with respect to all of the indicated shares.
(4) Shares shown as beneficially owned include 504,500 shares not outstanding, but which may be acquired within 60 days through the exercise of stock options by all officers and Directors as a group.

                                    AUDITORS

    The Board of Directors of the Company intends to appoint Grant Thornton as independent auditors for the Company for the year ending December 31, 1994. Grant Thornton audited the financial statements of the Company for the year ended December 31, 1993. Representatives of Grant Thornton will be present at the annual meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

                         SHAREHOLDER PROPOSALS FOR THE
                      1995 ANNUAL MEETING OF SHAREHOLDERS

    Any shareholder who wishes to present a proposal for action at the next annual meeting of shareholders and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company at the Company's principal executive offices, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416-1370, in such manner so that such notice is received by the Company by January 22, 1995. Any such proposal must be in the form required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

    The Board of Directors of the Company knows of no other matters that are intended to be brought before the Annual Meeting. If other matters, of which the Board of Directors is not aware, are presented for action, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                          By Order of the Board of Directors,
                                          /s/ Peter E. Flynn
                                          Peter E. Flynn
                                          EXECUTIVE VICE PRESIDENT,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

May 9, 1994

                                     PROXY

NORTH STAR UNIVERSAL, INC.
5353 Wayzata Boulevard
Minneapolis, Minnesota 55416

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeffrey J. Michael and Peter E. Flynn, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to present and to vote, as designated below, all the shares of Common Stock of North Star Universal, Inc., held of record by the undersigned on April 29, 1994, at the annual meeting of shareholders to be held on June 14, 1994, or any adjournment thereof.

     1.  ELECTION OF DIRECTORS

     / / FOR all nominees listed below      / / WITHHOLD AUTHORITY
         (except as marked to the               to vote all nominees
         contrary below)                        listed below

             Miles E. Efron, James H. Michael, Jeffrey J. Michael,
                Fred E. Stout, Peter E. Flynn, Richard J. Braun

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


- - --------------------------------------------------------------------------------
            (continued, and to be dated and signed, on other side)

                          (continued from other side)

     2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES SPECIFIED ON THE REVERSE SIDE HEREOF.

Please sign exactly as your name appears as printed below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

____________________________ ______________________________  Dated: _____, 1994
Signature                    Signature, if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE